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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 23, 2004

                               AMBIENT CORPORATION
             (Exact name of registrant as specified in its charter)

------------------------------ -------------------------- ---------------------
           Delaware                     0-23723                  98-0166007
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 (State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)
------------------------------ -------------------------- ---------------------


                 79 CHAPEL STREET, NEWTON, MASSACHUSETTS, 02458
          (Address of principal executive offices, including Zip Code)

                                  617- 332-0004
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;

        The information set forth under Item 3.02 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT;

        The information set forth under Item 3.02 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

        Ambient Corporation (the "Company") has received gross proceeds of $ 5.5 million from the private placement to institutional and individual investors of its three-year 6% Convertible Debentures (the "Debentures"). In connection with the issuance of the Debentures, the Company issued to the purchasers of the Debentures three-year warrants (the "Investor Warrants") to purchase up to 22 million shares of the Company's common stock, par value $0.001 (the "Common Stock") at a per share exercise price of $0.50. The Company received net proceeds of approximately $4.9 million from the proceeds of the Debentures, after the payment of offering related fees and expenses.

        The Debentures, issued as of December 23, 2004, have a term of three years and are convertible into shares of Common Stock at the holder's option at any time on or after the earlier of the (i) 65th day following issuance or (ii) the effective date of the Registration Statement (as defined below) at an initial conversion rate equal to $0.25 per share (subject to adjustment if there are certain capital adjustments or similar transactions, such as a stock split or merger). Interest accrues at the rate of 6% per annum and is payable on a bi-annual basis, commencing June 30, 2005, or on conversion and may be paid, at the option of the Company, either in cash or in shares of Common Stock. If the Company elects to pay interest in Common Stock, payment is to be made at the conversion rate then in effect for interest accrued through December 31, 2005; thereafter, at a rate equal to 90% of the average bid price for the 10 trading days preceding the interest payment date. The terms of the Debentures provide that under certain conditions (primarily relating to the effectiveness of the Registration Statement and the closing bid price of the Company's publicly traded Common Stock exceeding $1.00 for each of 20 consecutive trading days), the Company can require a mandatory conversion of the Debentures. If not converted earlier, on the third anniversary of issuance the Debentures will automatically convert into shares of the Company's Common Stock at the conversion rate then in effect (subject to certain limitations which might defer the automatic conversion of some Debentures to a later date). Under certain conditions (primarily relating to the effectiveness of the Registration Statement) the Company may prepay the amounts outstanding on the Debentures, subject to the holder's right to convert. If it fails to deliver stock certificates upon the conversion of these Debentures at the time and in the manner specified in the agreements, the Company may be required to make substantial payments to the holders of the Debentures.

        Holders of the Debentures may declare the principal amount thereof and the interest accrued thereon immediately due and payable upon the occurrence of the following events of default: (i) the Company's failure to pay principal and interest when due (subject to a 5 day grace period), (ii) the Company's material breach of any of the representations or warranties made in the agreement pursuant to which the Debentures were sold, (iii) the Company's failure to have stock certificates delivered with seven trading days from delivery of a conversion notice if such

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failure continues for ten trading days after notice thereof, (4) the Company's failure to observe any undertaking contained in the Debentures or the other transaction documents in a material respect if such failure continues for 30 calendar days after notice, (5) the Company's insolvency or liquidation or a bankruptcy event, (6) the entry of money judgment or similar process in excess of $750,000 if such judgment remains unvacated for 60 days or (7) the suspension of the Common Stock from trading on the Over the Counter Bulletin Board if such suspension continues for twenty consecutive trading days.

        The Investor Warrants, issued as of December 23, 2004, become first exercisable on the earlier of the (i) 65th day after issuance or (ii) the effective date of the registration statement. The exercise prices of the Investor Warrants are also subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger. Holders of the Investor Warrants are entitled to exercise their warrants on a cashless basis following the first anniversary of issuance if the Registration Statement is not in effect at the time of exercise.

        The Company has undertaken to file within 30 days of closing a registration statement (the "Registration Statement") covering the Common Stock underlying the Debentures and the Investor Warrants.

        Under the agreements with the holders of the Debentures, the Company agreed that if it made certain offers or sales of its Common Stock (or securities convertible into Common Stock) with any third party during the period from the closing date until 270 days after the effective date of the Registration Statement (subject to extension if, after it is declared effective, the Registration Statement is suspended in the interim), adjustments would be made to the conversion price of the then unexercised debentures and to the number of shares and exercise price of the then unexercised warrants. In addition, under certain circumstances, the Company will be obligated to pay liquidated damages to the holders of the Convertible Debentures if the Registration Statement is not filed by January 22, 2005 or is not declared effective by April 22, 2005 or if the effectiveness of such registration statement is subsequently suspended for more than certain specified permitted periods. Under certain circumstances, these liquidated damages may be paid in shares of Common Stock. The amount of liquidated damages that may become payable may be substantial. Notwithstanding the foregoing, if the Registration Statement is declared effective on or before May 22, 2005, then the Company will not be required to pay any liquidated damages in respect of the delay in the filing of such registration statement or effectiveness thereof.

        In connection with the placement of the Debentures, the Company issued to a finder a three year warrant to purchase up to 2.2 million shares of Common Stock at a per share exercise price equal to $0.25. The Company also issued to such finder a second warrant instrument to purchase up to an additional 2.2 million shares of Common Stock at a per share exercise price equal to $0.50, provided, that these warrants may be exercised only to the extent that the Investor Warrants are exercised. The finder's warrants are otherwise exercisable on substantially the same terms and conditions as the Investor Warrants and the Common Stock underlying these warrants will be also included in the Registration Statement.

        The offering was made only to accredited investors in accordance with
Section 4(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        Copies of the agreements and the other instruments relating to the Debentures and the Investor Warrants are attached hereto.

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ITEM   9.01. FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial Statements.

                  None.

        (b) Pro Forma Financial Information

                  None.

        (c) Exhibits:

        4.1 Form of 6% Three Year Convertible Debenture issued by Ambient Corporation.

        4.2 Form of Common Stock Purchase Warrant issued by Ambient Corporation to certain investors.

        10.1 Form of Securities Purchase Agreement dated as of December 23, 2004, among Ambient Corporation and certain investors.

        10.2 Form of Registration Rights Agreement dated as of December 23, 2004, among Ambient Corporation and certain investors.

        99.1 Press Release issued dated December 28, 2004

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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 28, 2004                   AMBIENT CORPORATION

                                            By:  /s/ John Joyce

                                                 John Joyce

                                                 Chief Executive Officer